Exhibit 99.1

FOR IMMEDIATE RELEASE  -

VillageEDOCS Names Jerry T. Kendall to Serve as President and Chief Operating Officer

TUSTIN, California - March 1, 2006 - VillageEDOCS (OTCBB: VEDO) today announced that its board of directors has appointed Jerry T. Kendall to serve as the Company's President and Chief Operating Officer, reporting to Chief Executive Officer Mason Conner and VillageEDOCS' board of directors.

Mr. Kendall's primary charter is to accelerate organic growth, manage the integration of current subsidiaries and new acquisitions, enhance shareholder value, and drive expansion into new markets.

"Jerry came to our attention because of his strong execution skills, his proven ability to lead top performing teams, and his track record in driving shareholder value. He demonstrated these skills throughout his career by growing complex organizations with multiple business segments. As we got to know Jerry, we were impressed by his emphasis on developing internal talent while reaching outside for new skills, his understanding of the role of culture in a company's success, and his personal integrity. Additionally, his straightforward style has won the respect of employees and customers," said Mason Conner, CEO of VillageEDOCS.

Tom Zender, VillageEDOCS' Chairman of the Board, added that VillageEDOCS' board unanimously selected Mr. Kendall based on his track record in leading complex organizations, as well as his strong executive and personal qualities.

Mr. Kendall said, "VillageEDOCS is one of the great companies in the market today, with a proud history of innovation, outstanding talent and enviable positions in many of its product lines and services. It's a great honor to join its leadership team and have the opportunity to build on its success."

Mr. Kendall will begin his new duties on March 1st. and will continue to serve on the board of directors. He succeeds Mason Conner, an eight-year company veteran who has been CEO and President since 1998.  Mr. Conner will focus on driving business vision, increasing recognition of the Company in the investment community, and active participation in the Company's strategic merger and acquisition program along with Jay Hill, the Company's Executive Vice President of Corporate Development, .

About Jerry Kendall

Mr. Kendall comes to VillageEDOCS with 35 years of management experience that includes serving as President, Chief Executive Officer and a Board Member of Technology Research Corporation ("TRC"), a publicly-traded $39 million electrical safety products company.  Prior to TRC, Mr. Kendall held a number of executive management positions with Sensormatic Electronics Corporation, then a $1.2 billion, publicly held electronics security company. His positions included Executive Vice President and President of the Americas. Previous executive management positions include Senior Vice President of Sales, Marketing and Customer Service for Security Tag Corporation, President of Lasergate Corporation and President, Chief Executive Officer and Board Member of Paradyne Corporation. He also held positions with Inforex, IBM and Lockheed Georgia Company.  Mr. Kendall attended the Georgia Institute of Technology and Georgia State University, receiving his BA in Management in 1967 and his MBA in Management in 1970 from Georgia State University.

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments.  Through our Resolutions subsidiary, we provide products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, and document archiving.  For further information, visit our website at www.villageedocs.com.

Contact Information: Michael Richard  Phone: 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com, Corporate Website: www.villageedocs.com   Service Website: www.villagefax.net

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release, including those relating to the benefits to the Company, its stockholders or clients that are expected to be realized from the appointment of Mr. Kendall, are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, personnel risks, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  The Company assumes no obligation to update or alter the information in this press release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.